EXHIBIT 99.1

Contact:	Robyn Brown Vice President, Investor Relations The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS FIRST QUARTER 2009
FINANCIAL RESULTS
Operations Continue to Enable Aggressive Investment in New Products and
Global Capabilities
PARSIPPANY, NJ, April 29, 2009 - The Medicines Company (NASDAQ: MDCO) today announced its financial results for the first quarter of 2009.
Financial highlights for the first quarter of 2009:
•	Net revenue increased by 25% to $99.2 million for the first quarter of 2009 from $79.4 million for the first quarter of 2008.

•	Including one-time transaction costs of $4.0 million related to the Targanta Therapeutics Corporation (“Targanta”) acquisition, net loss for the first quarter of 2009, was $3.3 million, or $0.06 per share, compared to net income of $4.9 million, or $0.09 per share, for the first quarter of 2008.

•	Non-GAAP net income for the first quarter of 2009 was $3.5 million, or $0.07 per share, compared to non-GAAP net income of $12.4 million, or $0.24 per share, for the first quarter of 2008. Non-GAAP net income excludes the transaction costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Clive Meanwell, Chief Executive Officer, stated, “We continue to invest aggressively in the acquisition of new products such as oritavancin, and in the development of our global capabilities as evidenced by our European expansion. These investments will help us deliver sustainable growth far into the future.”

Operating highlights for the first quarter of 2009:
•	Achieved 24% growth in Angiomax demand versus first quarter of 2008; market share in STEMI patients at an all time high of 22%

•	Exceeded 170 cumulative formulary wins for Cleviprex; now growing at a rate of approximately 1 per day; submitted Cleviprex Marketing Authorization Application in Europe

•	Deployed fully-staffed teams of medical science, sales and marketing associates in the United Kingdom, France, and Scandinavia

•	Continued to enroll patients in the Phase 3 cangrelor trials; projected to complete planned enrollment over the summer

•	Completed the acquisition and integration of Targanta
John Kelley, President and Chief Operating Officer stated, “Angiomax continues to grow in both volume and market share and we are making progress with Angiox in Europe. The Cleviprex launch is progressing, winning formularies, and beginning to see pull through from customers. This is a solid start to 2009 and we are on track to achieve our 2009 top line guidance.”
The following table provides reconciliations between GAAP and non-GAAP net (loss) income for the first quarter (Q1) of 2009 and 2008. Non-GAAP net income excludes the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes:

			FAS 123R	Non-Cash
	Reported	Targanta	Stock-Based	(Benefit)
	GAAP Net	Transaction	Compensation	Provision for	Non-GAAP
(in millions)	(Loss) Income	Costs	Expense	Income Taxes	Net Income[1]
Q1 2009	($3.3)	$4.0	$5.5	($2.6)	$3.5
Q1 2008	$4.9	—	$4.6	$3.0	$12.4
Note: Amounts may not sum due to rounding.

[1]	Excluding the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes.

Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the first quarter (Q1) of 2009 and 2008 are provided in the following table:

	Reported		FAS 123R
	GAAP (Loss)	Targanta	Stock-Based	Non-Cash
	Earnings	Transaction	Compensation	Provision for	Non-GAAP
(per share)	Per Share	Costs	Expense	Income Taxes	EPS[1]
Q1 2009	($0.06)	$0.08	$0.10	($0.05)	$0.07
Q1 2008	$0.09	—	$0.09	$0.06	$0.24
Note: Amounts may not sum due to rounding.

[1]	Excluding the transaction charges related to the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

2009 Guidance (in millions, except percentages and per share data)
Following the completion of the Targanta acquisition, The Medicines Company is reissuing guidance as follows:

	February 18, 2009		April 28, 2009
		Targanta	Guidance
		Acquisition	Including
	Guidance	Impact	Targanta
Net Sales
US Angiomax	$395-$405
International Angiox	$30-$40
US Cleviprex	$10-$19
Total Net Sales	$435-$464

Cost of Revenue	28%

R&D (GAAP)	$79-$84	$15-$20	$97-$102

(w/o 123R)	$75-$80		$93-$98

SG&A (GAAP)	$186-$193	$10-$12	$194-$201

(w/o 123R)	$170-$175		$178-$183

Stock Based Comp -123R (1)	$20-$22

Investment Income	$3-$5

Effective Tax Rate	45%-50%

Net Income (loss) — GAAP	$26-$31		$13-$18

- Non GAAP	$66-$78		$47-$59

EPS — GAAP	$0.47-$0.57		$0.24-$0.34

EPS — Non GAAP	$1.22-$1.44		$0.88-$1.10

(1)	Note that GAAP reporting of R&D and SG&A include stock based compensation expense

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss first quarter 2009 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.
The dial in information is listed below:

Domestic Dial In:	800-706-7745
International Dial In:	617-614-3472
Passcode for both dial in numbers:	34239136
Replay is available from 11:30 a.m. Eastern Time following the conference call through May 13, 2009. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 33236910.
MDCO-F
About The Medicines Company: The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company also has an investigational antiplatelet agent, cangrelor, in late-stage development and a serine protease inhibitor, CU-2010, in early-stage development. Through the acquisition of Targanta, The Medicines Company’s pipeline also includes oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently awaiting EU regulatory approval. The Medicines Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including our 2009 guidance, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K filed on March 2, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2009	2008
Net revenue	$99,217	$79,427

Operating expenses:
Cost of revenue	28,297	19,092
Research and development	24,436	18,663
Selling, general and administrative	53,595	35,350

Total operating expenses	106,328	73,105

(Loss) income from operations	(7,111)	6,322

Other income	1,170	2,381

(Loss) income before income taxes	(5,941)	8,703
Benefit (provision) for income taxes	2,593	(3,850)

Net (loss) income	$(3,348)	$4,853

Basic (loss) income per common share	$(0.06)	$0.09

Shares used in computing basic (loss) income per common share	52,141	51,749

Diluted (loss) income per common share	$(0.06)	$0.09

Shares used in computing diluted (loss) income per common share	52,141	52,274

The Medicines Company
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
(in thousands)	2009	2008
ASSETS
Cash, cash equivalents and available for sales securities	$164,312	$216,206
Accrued interest receivable	1,241	1,336
Accounts receivable, net	34,976	33,657
Inventory	24,225	28,229
Prepaid expenses and other current assets	16,423	16,402

Total current assets	241,177	295,830

Fixed assets, net	27,537	27,331
Intangible assets, net	16,056	16,349
In-process research and development	67,200	—
Goodwill	27,154	—
Restricted cash	8,004	5,000
Deferred tax assets	12,428	37,657
Other assets	5,328	5,237

Total assets	$404,884	$387,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$77,214	$83,608
Contingent purchase price	22,000	—
Other long-term liabilities	5,627	5,771
Stockholders’ equity	300,043	298,025

Total liabilities and stockholders’ equity	$404,884	$387,404

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009
		Targanta
	GAAP	Transaction	SFAS	Non-Cash	Non-GAAP
	Reported (1)	Costs (2)	123R (3)	Taxes (4)	Adjusted (5)

Net revenue	$99,217	$—	$—	$—	$99,217

Operating expenses:
Cost of revenue	28,297	—	(221)	—	28,076
Research and development	24,436	—	(986)	—	23,450
Selling, general and administrative	53,595	(3,995)	(4,254)	—	45,346

Total operating expenses	106,328	(3,995)	(5,461)	—	96,872

(Loss) income from operations	(7,111)	3,995	5,461	—	2,345

Other income	1,170	—	—	—	1,170

(Loss) income before income taxes	(5,941)	3,995	5,461	—	3,515
(Provision) benefit for income taxes	2,593	—	—	(2,633)	(40)

Net (loss) income	(3,348)	3,995	5,461	(2,633)	3,475

Basic (loss) earnings per common share	$(0.06)	$0.08	$0.10	$(0.05)	$0.07

Shares used in computing basic (loss) earnings per common share	52,141	52,141	52,141	52,141	52,141

Diluted (loss) earnings per common share	$(0.06)	$0.08	$0.10	$(0.05)	$0.07

Shares used in computing diluted (loss) earnings per common share	52,141	52,496	52,496	52,496	52,496

(1)	GAAP results

(2)	Transaction charges associated with the Targanta acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash tax benefit

(5)	Non-GAAP results